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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                BANCCAP ASSET SECURITIZATION ISSUANCE CORPORATION


                                    ARTICLE I
                                      NAME

         The name of the corporation is "BancCap Asset Securitization Issuance Corporation" (the "Corporation").

                                   ARTICLE II
                       REGISTERED OFFICE; REGISTERED AGENT

         The address, including street, number, city, and county of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Corporation Trust Company.


                                   ARTICLE III
                               CORPORATE PURPOSES

         The purpose for which the Corporation is organized is to engage in only the following activities:

              (i) to acquire, own, hold, service, sell, assign, transfer, pledge, finance, refinance, or otherwise deal with, or to form or hold pools of promissory notes, mortgages, contracts, financing agreements, leases, loans, cash flow rights, accounts, payment intangibles, or any other type of indebtedness of other entities or persons, or participations in or direct or indirect interests in the foregoing, and any proceeds of the foregoing (the "Receivables"), which Receivables may be unsecured or secured by a security interest in real or personal property, including commercial or single family or multifamily residential property, automobiles, equipment, accounts, lottery awards, structured insurance settlements, contract rights, and other types of real or personal property;

              (ii) to acquire, own, hold, sell, pledge, transfer, assign, issue, finance, refinance, and otherwise deal with securities (i) that evidence a direct or indirect ownership interest in such Receivables and that do not constitute indebtedness under the laws of the state ("State Law") which the Corporation elects shall govern such securities ("Equity Securities") or (ii) that represent debt obligations under State Law ("Debt Securities" and collectively with the Equity Securities, the "Securities"), or to sponsor trusts that issue such Securities, which Securities may be further secured by reserve

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         funds, guaranteed investment contracts, letters of credit, insurance contracts, surety bonds or any other forms of credit enhancements;

              (iii) to enter into and perform its obligations under any agreements relating to or effecting the transactions relating to the Receivables or the Securities and described above; and

              (iv) to do any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL"), so long as the same are necessary, appropriate, suitable or convenient to accomplish the objects or purposes specified in subparagraphs (i) through (iii) of this Article III (the "Permitted Transactions").

                                   ARTICLE IV
                         COVENANTS REGARDING OPERATIONS

         The Corporation shall conduct its affairs in accordance with the following provisions:

              (i) segregating its assets and not allowing funds or other assets of the Corporation to be commingled with the funds or other assets of, held by, or registered in the name of, the BancCap Funding, LLC (the "Parent"), or any of its subsidiaries or affiliates, and maintaining its assets such that the assets are readily identifiable as assets of the Corporation and not those of any other individual, partnership (whether general or limited), limited liability company, corporation, trust estate, association, nominee or other entity (collectively, "Person"), including maintaining the Corporation's own bank accounts separate from any other Person;

              (ii) maintaining books and financial statements and records of the Corporation separate from the books and financial statements and records of the Parent and its subsidiaries and affiliates, and every other Person,

              (iii) observing all procedures and corporate formalities, including maintaining minutes of the Corporation's meetings and acting on behalf of the Corporation only pursuant to due authorization of the Directors (as defined below) of the Corporation;

              (iv) conducting its dealings with third parties, including the Parent and its subsidiaries and affiliates, and otherwise holding itself out to the public, in its own name, as a separate and independent entity;

              (v) using separate stationary, invoices, and checks and, to the extent reasonably required in light of its contemplated business operations, maintaining an office separate from the offices of the Parent and its subsidiaries and affiliates, and every other Person, and conspicuously identifying such office as its office;

              (vi) conducting its dealings with third parties, including the Parent and its subsidiaries and affiliates, and every other Person, on an arm-length's basis by, among other things, paying to any such third party fair value for shared overhead or for any services or leased premises provided by such third party or any of their employees or agents;

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              (vii)   filing its own tax returns, if any, as may be required
under applicable law, to the extent not part of a consolidated group of another taxpayer;

              (viii) paying its liabilities out of its funds and not paying liabilities of any other Person out of its funds;

              (ix) not guaranteeing, becoming obligated on, holding itself out as being obligated or available to satisfy, acquiring or assuming the liabilities of the Parent, or any of its subsidiaries or affiliates, or any other Person, or pledging its assets for the benefit of the Parent, any of its subsidiaries or affiliates, or any other Person;

              (x) correcting any known misunderstanding regarding the Corporation's separate and distinct legal identity and refraining from engaging in any activity that compromises the separate legal identity of the Corporation or the separateness of its assets;

              (xi)    not forming, or causing to be formed, any subsidiaries;

              (xii) ensuring that its capitalization is adequate in light of its business and purpose;

              (xiii) maintaining a sufficient number of employees in light of its contemplated business operations, paying the salaries of its employees, if any, out of its own funds, and, to the extent that it shares officers and employees with any affiliates, allocating fairly and reasonably the salaries of, and the expenses related to providing the benefits of, officers or other employees shared with such affiliate;

              (xiv) if the business of the Corporation is so limited as to reasonably be conducted from the premises of an affiliate, allocating fairly and reasonably any overhead for office space shared with any subsidiary or any other affiliate;

              (xv) not identifying itself as being a division or a part of any other Person, and not permitting any Person to identify the Corporation as being a division or a part of such Person;

              (xvi) not acquiring any securities or obligations of any affiliate of the Corporation;

              (xvii) causing the Corporation's financial statements to be prepared in accordance with U.S. generally accepted accounting principles in a manner that indicates the separate existence of the Corporation and its assets and liabilities, including marking in any consolidated financial statements of any subsidiary or any affiliate that includes the financial statements of the Corporation with notes that clearly state that the Corporation is a separate legal entity and that its assets will be available only to satisfy the claims of the creditors of the Corporation and will not be available to satisfy the claims of creditors of any affiliates of the Corporation; and

              (xviii) not being bound by the business decisions of its Directors unless such business decisions have been approved in accordance with the governance procedures set forth in the bylaws of the Corporation (the "Bylaws"); PROVIDED that failure by the Corporation to comply with any of the foregoing shall not affect the status of the Corporation as a separate legal entity.

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                                    ARTICLE V
                             CORPORATE RESTRICTIONS

         Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise empowers the Corporation, the Corporation shall not take any of the following actions:

              (i) any act that would be in contravention of this Certificate of Incorporation or the Bylaws;

              (ii) any act that would, to a majority of the Board of Directors' knowledge, as the case may be, make it impossible to carry on the normal business of the Corporation;

              (iii) possess or assign rights in the Corporation's assets or property for other than a Corporation purpose;

              (iv) perform any act that would subject any stockholder to liability for the liabilities or obligations of the Corporation;

              (v) so long as any Securities are outstanding, incur, assume, guarantee, or otherwise become liable for any indebtedness or create any liens on any assets of the Corporation other than (a) Securities issued under Article III above, (b) indebtedness as (A) may be incurred by the Corporation in connection with the issuance of Securities, (B) provides for recourse solely to the assets pledged to secure such indebtedness and no recourse to the Corporation and does not constitute a claim against the Corporation in the event its assets are insufficient to repay such indebtedness; (C) provides that any such indebtedness by its terms is fully subordinated to any and all Securities;
(D) provides that no action may be taken against assets pledged to secure such indebtedness if and so long as such assets are also pledged to secure outstanding Securities senior to such indebtedness; and (E) provides that the holder thereof may not cause the filing of a petition in bankruptcy or take any similar action against the Corporation until at least 121 days after each obligation of the Corporation under any indebtedness evidenced by Securities is satisfied in full; and (c) indebtedness the issuance of which will not result in the lowering or withdrawal of the rating on any outstanding Securities issued under Article III above by each rating agency that has rated any such Securities at the request of the Corporation (each, a "Rating Agency");

              (vi) make any loan or other advance of money to (a) any affiliate or (b) except in the case of Permitted Transactions, any other Person or guarantee obligations of (c) any affiliate or (d) except in the case of Permitted Transactions, any other Person;

              (vii) commit or authorize any act of Bankruptcy (as defined below) or acquiesce in any act of Bankruptcy without the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director (as defined below); "Bankruptcy" means, with respect to any Person, (i) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (ii) the filing of any petition or answer by such Person seeking to adjudicate itself as bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization,

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arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian, or other similar official for such Person or for any substantial part of its property,
(iii) the consent or acquiescence of such Person to the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or other similar relief under any present or future bankruptcy, insolvency, or similar statute, law, or regulation, or the filing of any such petition against such Person, or the entering of an order appointing a trustee, custodian, receiver, or liquidator of such Person or of all or any substantial part of the property of such Person,

              (viii) so long as any Securities are outstanding, consolidate, merge, or engage in any other business consolidation with, or convey or transfer all or substantially all of its assets to, any Person without (a) the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director and (b) written confirmation from each Rating Agency that has rated any Securities at the request of the Corporation that such consolidation, merger, conveyance or transfer will not result in a lowering or withdrawal of such rating;

              (ix) make discretionary distributions of cash to the stockholders, without the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director;

              (x) adopt or change a significant tax or accounting practice or principle of the Corporation, make any significant tax or accounting election, or adopt any position for purposes of any tax return that will have a material adverse effect on any stockholder, without the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director; or

              (xi) to the fullest extent permitted by law, dissolve, wind up or terminate, or permit the dissolution, winding up or termination, of the Corporation, without the affirmative written consent of all of the members of the Board of Directors of the Corporation, including the Independent Director, and without notice to each Rating Agency then rating any outstanding Securities at the request of the Corporation.

                                   ARTICLE VI
                                  CAPITAL STOCK

         The total number of shares of stock of all classes which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $1.00 per share (the "Common Stock").

         The powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

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              (a)     VOTING. The holders of the Common Stock are entitled to
one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

              (b) DIVIDENDS. Subject to this Certificate of Incorporation, dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors.

              (c) LIQUIDATION. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders.

                                   ARTICLE VII
                               BOARD OF DIRECTORS

         The board of directors of the Corporation (the "Board of Directors") shall consist of not less than two nor more than four members, the exact number of which shall be fixed from time to time by the Board of Directors. The number of directors (each, a "Director") may be changed as provided in the Bylaws. The Directors need not be elected by written ballot unless required by the Bylaws of the Corporation.

         At all times, at least one of the Directors shall be an Independent Director. For the purposes of this certificate, an "Independent Director" means a Person who at the time of such appointment, at any time during the preceding five (5) years, or at any time thereafter while serving as the Independent Director is not (i) a director, officer, or employee of any stockholder or any affiliate thereof, or of any creditor, customer or supplier thereof that, in the case of a customer, accounted for more than a DE MINIMIS amount (not to exceed five percent (5%)) of such stockholder's or affiliate's gross revenues or, in the case of a creditor or supplier, received more than a DE MINIMIS amount (not to exceed five percent (5%)) of its gross revenues from payments for goods and services sold to such stockholder or affiliate, (ii) the direct or indirect legal or beneficial owner of more than a DE MINIMIS amount (not to exceed five percent (5%)) of ownership interests in any stockholder or any affiliate thereof, or (iii) any member of the immediate family of a Person described in clause (i) or (ii); PROVIDED, HOWEVER, that such Independent Director may serve in similar capacities for other "special purpose corporations" formed by any direct or ultimate parent of the Corporation or any affiliate; and "affiliate" means, with respect to any specified Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such specified Person (ii) any Person, directly or indirectly, owning or controlling ten percent (10%) or more of the outstanding voting interests or other ownership interests of such specified Person, (iii) any Person ten percent (10%) of the outstanding voting stock or other ownership interests of which is, directly or indirectly, owned or controlled by such specified Person, (iv) any officer, director, general partner, member or trustee of, or Person serving in a similar capacity with respect to, such specified Person or (v) any Person who is an officer, director, general partner, member, trustee, or holder of ten percent (10%) or more of the voting interests or other ownership interests of any Person described in clauses (i), (ii), (iii), or (iv) of this sentence. For purposes of this definition, the terms "controlling", "controlled by," or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract, or otherwise.

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Each Independent Director, in voting on matters subject to the approval of the
Board of Directors of the Corporation, shall at all times take into account the interests of creditors of the Corporation, as well as the interests of the Corporation.

         The following is a list of the names and mailing addresses of the initial Directors of the Corporation to serve until the first meeting of stockholders or until their successors are elected and qualified in accordance with the Bylaws of the Corporation:

                NAME                          MAILING ADDRESS

         Scott J. Reading                c/o BancCap Funding, LLC
                                         685 East Carnegie Drive
                                         Suite 205
                                         San Bernadino, CA 92408

         Michael W. Trickey              c/o BancCap Funding, LLC
                                         553 Capital Drive
                                         Lake Zurich, IL 60047

         Alton N. Moody                  9 Canyon Oak Place
                                         Danville, CA 94506

                                  ARTICLE VIII
                                     BYLAWS

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the reserved power of the stockholders to adopt, amend or repeal Bylaws which may include the power to restrict in any manner power granted to the Board of Directors by this Article VIII; PROVIDED, HOWEVER, that no bylaw hereafter adopted by the stockholders shall invalidate any prior act of the Board of Directors that would have been valid if such bylaw had not been adopted.

                                   ARTICLE IX
                        LIMITATION ON DIRECTOR LIABILITY

         To the fullest extent permitted by the DGCL, no Director of the Corporation shall have personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director; PROVIDED, HOWEVER, that nothing in this Article IX shall eliminate or limit the liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the DGCL or (iv) for any transaction from which the Director derives an improper personal benefit. Nothing in this Article IX shall eliminate or limit the liability of a Director for any act or omission occurring prior to the date when this Article IX becomes effective. In the event the DGCL is amended after the date hereof so as to authorize corporate action further eliminating or limiting the liability of Directors of the Corporation, the liability of the Directors shall thereupon

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be eliminated or limited to the maximum extent permitted by the DGCL, as so amended from time to time.

                                    ARTICLE X
                                 INDEMNIFICATION

         The Corporation shall indemnify any Person:

              (i) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such Person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding if the Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which such Person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the Person's action was unlawful; or

              (ii) who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that the Person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit if such Person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         To the extent that a present or former Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (i) and
(ii), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection therewith. The rights conferred on any Director of the Corporation under this Article X shall inure to the benefit of any entity that is affiliated with such Director and that is a stockholder of the Corporation.

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         Any indemnification under paragraphs (i) and (ii) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made, with respect to a Person who is a Director, officer, employee or agent at the time of such determination, (a) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, or (c) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders.

         Expenses (including attorneys' fees) incurred by a Director or officer in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses (including attorneys' fees) incurred by former Directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such Person's official capacity and as to action in another capacity while holding such office.

         The Corporation may purchase and maintain insurance on behalf of any Person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by such Person in any such capacity, or arising out of such status as such, whether or not the Corporation would have the power to indemnify such Person against such liability under the provisions of this Article X.

         For purposes of this Article X, references to the "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any Person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

         For purpose of this Article X, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a Person with

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respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation that imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a Person who acted in good faith and in a manner such Person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article X.

         This Article X shall not be construed as a limitation upon the power of the Corporation to enter into contracts or undertakings of indemnity with a Director, officer, employee or agent of the Corporation, nor shall it be construed as a limitation upon any other rights to which a Person seeking indemnification may be entitled under any agreement, vote of shareholders or his official capacity and as to action in another capacity while holding office. In the event the DGCL is amended after the date hereof so as to authorize corporate action to further indemnify any of the foregoing Persons, the Corporation shall have the power to provide indemnification to the maximum extent permitted by the DGCL, as so amended from time to time.

         The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall continue as to a Person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a Person.

                                   ARTICLE XI
                                   AMENDMENTS

         The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; PROVIDED, HOWEVER, the Corporation shall not amend, alter, change or repeal any provision contained in
Article III, Article IV, Article V, Article VI, Article VII or this Article XI (the "Restricted Articles") without the unanimous vote of the Board of Directors of the Corporation, including the Independent Director. So long as any Securities are outstanding, written confirmation from each Rating Agency that has rated any such Securities at the request of the Corporation that such amendment will not result in a lowering or withdrawal of such rating; PROVIDED, FURTHER that the Corporation's Bylaws or any amendment, alteration, change or repeal thereof shall not in any manner impair, nor alter, the Restricted Articles.

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                                   ARTICLE XII
                               CORPORATE EXISTENCE

         The Corporation is to have perpetual existence.

                                  ARTICLE XIII
                                  INCORPORATOR

         The name and mailing address of the sole incorporator whose powers terminate upon the filing of this Certificate of Incorporation are as follows:

              NAME                          MAILING ADDRESS

         Anthony C. Green                1919 M Street, NW
                                         Washington, DC 20036


                      [this space intentionally left blank]

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         I, THE UNDERSIGNED, being the sole incorporator herein named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, have caused this Certificate of Incorporation to be executed on this 3rd day of July, 2002.


                                         By:  /s/  Anthony C. Green
                                            --------------------------
                                            Name: Anthony C. Green
                                            Title:  Sole Incorporator

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